SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

Pioneer Power Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

October 5, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pioneer Power Solutions, Inc. to be held at 12:15 p.m., New York time, on November 12, 2020, at our office, located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. Please see the enclosed Notice of Annual Meeting of Stockholders for information regarding admission to the meeting.

Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Kristina Bronstein (kbronstein@pioneerpowersolutions.com) by email at info@pioneerpowersolutions.com or phone at (212) 867-0700 if you plan to attend the meeting prior to 5:00 p.m., New York time, on November 5, 2020, so that we can provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 11:45 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting. While as of the date of this proxy statement we are intending to hold the annual meeting in a physical format, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility, if necessary, that we change the location of the annual meeting to hold a hybrid or virtual meeting, which would allow for remote participation by stockholders at the annual meeting, as entry to the physical location of the annual meeting may be limited due to the requirements of applicable laws or orders restricting the size of public gatherings. If we take this step, we will announce the decision to do so as soon as practicable via a press release that will also be filed with the U.S. Securities and Exchange Commission (the “SEC”) as proxy material, as well as by posting details on our website at https://www.pioneerpowersolutions.com/. Please monitor our press releases and check our website regularly until the annual meeting for updated information.

Your vote is very important, regardless of the number of shares of our voting securities that you own. To vote your shares, you may use the enclosed proxy card, vote by telephone or over the Internet, or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the annual meeting, or if the annual meeting is held in hybrid or virtual format, via remote communication.

Sincerely,
/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 12, 2020:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and
2019 Annual Report to Stockholders are available at:

www.proxyvote.com

PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 12, 2020

While as of the date of the proxy statement accompanying this notice (the “Proxy Statement”) we are intending to hold the 2020 Annual Meeting of Stockholders of Pioneer Power Solutions, Inc. (the “Annual Meeting”) in a physical format, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility, if necessary, that we change the location of the Annual Meeting to hold a hybrid or virtual meeting, which would allow for remote participation by stockholders at the Annual Meeting, as entry to the physical location of the Annual Meeting may be limited due to the requirements of applicable laws or orders restricting the size of public gatherings. If we take this step, we will announce the decision to do so as soon as practicable via a press release that will also be filed with the U.S. Securities and Exchange Commission (the “SEC”) as proxy material, as well as by posting details on our website at https://www.pioneerpowersolutions.com/. Please monitor our press releases and check our website regularly until the Annual Meeting for updated information.

The 2020 Annual Meeting of Stockholders of Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”) to be held at 12:15 p.m., New York time, on November 12, 2020, at our office, located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of six directors to serve on our board of directors for a term of one year or until their successors are elected and qualified, for which the following are nominees: Nathan J. Mazurek, Thomas Klink, Yossi Cohn, Ian Ross, David Tesler and Jonathan Tulkoff.
(2)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
(3)	Approval, on an advisory basis, of the compensation paid to our named executive officers.
(4)	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers.
(5)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote FOR Proposals 1-3 and “FOR” the option of “every three years” for Proposal 4.

The board of directors has fixed the close of business on September 30, 2020 as the record date (the “Record Date”). Only holders of record of shares of our common stock are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Kristina Bronstein by email at kbronstein@pioneerpowersolutions.com or phone at (212) 867-0700 if you plan to attend the meeting prior to 5:00 p.m., New York time, on November 5, 2020, so that we can provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 11:45 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

●	USE THE TOLL-FREE NUMBER shown on your proxy card;
●	VISIT THE WEBSITE noted on your proxy card to vote via the Internet;
●	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; or
●	VOTE IN PERSON by appearing at the Annual Meeting and submitting a ballot at the meeting.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chairman
October 5, 2020

i

PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 12, 2020

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “Pioneer” refer to Pioneer Power Solutions, Inc., a Delaware corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the board of directors on behalf of Pioneer Power Solutions, Inc., a Delaware corporation, to be voted at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on November 12, 2020, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about October 5, 2020.

The executive offices of the Company are located at, and the mailing address of the Company is, 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 12, 2020:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and
2019 Annual Report to Stockholders are available at:

www.proxyvote.com

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ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Election of six directors to serve on our board of directors for a term of one year or until their successors are elected and qualified, for which the following are nominees: Nathan J. Mazurek, Thomas Klink, Yossi Cohn, Ian Ross, David Tesler and Jonathan Tulkoff (“Proposal 1”).
(2)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (“Proposal 2”).
(3)	Approval, on an advisory basis, of the compensation paid to our named executive officers (“Proposal 3”).
(4)	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers (“Proposal 4”).
(5)	Such other business as may properly come before the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, Attn: Investor Relations or call (212) 867-0700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote by telephone or Internet in accordance with the instructions set forth thereon, to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on September 30, 2020 (the “Record Date”). The Record Date is established by the board of directors as required by Delaware law. On the Record Date, 8,726,045 shares of common stock were issued and outstanding.

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Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of the stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What happens if a change to the Annual Meeting is necessary due to exigent circumstances?

While as of the date of this Proxy Statement we are intending to hold the Annual Meeting in a physical format, as part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility, if necessary, that we change the location of the Annual Meeting to hold a hybrid or virtual meeting, which would allow for remote participation by stockholders at the Annual Meeting, as entry to the physical location of the Annual Meeting may be limited due to the requirements of applicable laws or orders restricting the size of public gatherings. If we take this step, we will announce the decision to do so as soon as practicable via a press release that will also be filed with the SEC as proxy material, as well as by posting details on our website at https://www.pioneerpowersolutions.com/. Please monitor our press releases and check our website regularly until the Annual Meeting for updated information.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Action Stock Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1, Proposal 3 or Proposal 4.

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must do one of the following:

●	USE THE TOLL-FREE NUMBER shown on your proxy card;
●	VISIT THE WEBSITE shown on your proxy card to vote via the Internet; or
●	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
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The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The board of directors has appointed Nathan J. Mazurek, president and chief executive officer, and Walter Michalec, interim chief financial officer, secretary and treasurer, to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

Who counts the votes?

All votes will be tabulated by Walter Michalec, the Company’s interim chief financial officer, secretary and treasurer, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.
Proposals 2-3:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.
Proposal 4:	You may vote to choose an advisory vote on executive compensation every one, two or three years or to abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

“FOR” Proposals 1 through 3 and “FOR” the option of every three years for Proposal 4.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” Proposals 1 through 3 and “FOR” the option of every three years for Proposal 4.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal 1, Proposal 3 and Proposal 4, but will be able to vote those shares with respect to Proposal 2. See “What is a broker non-vote?”

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Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.
●	Completing and submitting a new valid proxy bearing a later date by Internet, telephone or mail.
●	Giving written notice of revocation to the Company addressed to Walter Michalec, interim chief financial officer, treasurer and secretary, at the Company’s address above, which notice must be received before noon, New York time on November 11, 2020.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the six director nominees who receive the most votes cast in the election of directors will be elected. Assuming the presence of a quorum, approval of Proposals 2 and 3 will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting. For Proposal 4, the number of years (1, 2 or 3) that receives the highest number of votes will be deemed to be preferred by our stockholders. Please note that the vote on Proposal 3 and Proposal 4 are non-binding advisory votes.

How are abstentions and broker non-votes treated?

Abstentions or votes withheld are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Votes withheld will have no effect with respect to the election of directors (Proposal 1). Abstentions will have the same effect as a vote against the ratification of the independent registered public accounting firm (Proposal 2) and the approval of the advisory vote on executive compensation (Proposal 3). Abstentions will have no effect with respect to the advisory vote on how frequently our stockholders should vote on the compensation of our named executive officers (Proposal 4).

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect upon Proposals 1, 3 or 4 and are not applicable to Proposal 2.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

When will the next stockholder advisory vote on executive compensation occur?

At our 2014 annual meeting of stockholders, we submitted to stockholders an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years. “Three years” was the frequency that received the highest number of votes. In light of such outcome, we are holding an advisory vote on executive compensation every three years (including this year).

As further described in “PROPOSAL 4: APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION TO BE PAID TO OUR NAMED EXECUTIVE OFFICERS,” the board of directors is asking the Company’s stockholders to vote at the Annual Meeting on a proposal regarding the frequency of the vote on future Say-on-Pay proposals, as required by Section 14A. Subject to adoption by the board of directors of a different frequency for an advisory vote on executive compensation in accordance with the recommendation of the Company’s stockholders pursuant to Proposal 4 or otherwise, the Company currently expects to hold future advisory votes on executive compensation every three years, and the next “say-on-pay” vote is expected to occur at the annual meeting of our stockholders in 2023.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

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Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Walter Michalec by email at walter@pioneerpowersolutions.com or phone at (212) 867-0700.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

Our board of directors has determined that each of Yossi Cohn, Ian Ross, David Tesler and Jonathan Tulkoff satisfy the requirements for independence set out in Section 5605(a)(2) of the Nasdaq Stock Market Rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the Nasdaq Stock Market rule referenced above.

Because Nathan J. Mazurek, our president, chief executive officer and chairman of the board of directors, controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of the Nasdaq Stock market. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. In light of our status as a controlled company, our small size and our desire to efficiently manage our financial and administrative resources, our board of directors has determined not to have an independent nominating or compensation committee and to have the full board of directors be directly responsible for compensation matters and for nominating members of our board.  However, only Messrs. Cohn, Ross, Tesler and Tulkoff satisfy the independence requirement that would apply to the members of such committees under the Nasdaq Stock Market Rules.

Board Committees

Our board of directors established an audit committee on March 24, 2011, which has the composition and responsibilities described below. We do not have a standing nominating and corporate governance committee or a compensation committee.

Audit Committee. The audit committee consists of Messrs. Cohn, Ross and Tulkoff, each of whom our board has determined to be financially literate and qualify as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market. In addition, Mr. Ross is the chairman of the audit committee and qualifies as a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee held a total of four meetings during the fiscal year ended December 31, 2019. The audit committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.pioneerpowersolutions.com, by contacting the Company by mail at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (212) 867-0700.

Meetings and Attendance

During the fiscal year ended December 31, 2019, the board of directors held eight meetings, and each director attended at least seventy-five percent (75%) of the aggregate number of all (i) board meetings held during the period for which he was a director and (ii) committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend. Two of the directors attended the Annual Meeting of Stockholders held on November 22, 2019 in person.

Board Leadership Structure

The board of directors is committed to promoting effective, independent governance of the Company. The board strongly believes it is in the best interests of the stockholders and the Company for the board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the board has determined that it is in the best interests of the stockholders and the Company for Nathan J. Mazurek to serve as our chairman as well as our chief executive officer and president.

The board believes that this structure has been effective for the Company and continues to be best for the Company at this point in time for several reasons. The board believes that as the Company’s founder and as a significant equity holder, Mr. Mazurek is well qualified to serve as our chairman and chief executive officer and president, and his interests are sufficiently aligned with the stockholders he represents. Mr. Mazurek has extensive experience in the electrical equipment and components industry and a long tenure of executive leadership with us. The board believes the Company has been well-served by this leadership structure and by Mr. Mazurek’s service. Mr. Mazurek is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at board meetings, it makes sense for Mr. Mazurek to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the board. Mr. Mazurek adheres to an “open door” policy in his communications with board members and talks frequently with board members. Furthermore, board members are encouraged to freely communicate with any member of management at any time. The board believes it has been beneficial, in terms of its relationship with employees, stockholders, customers, business partners, lenders and other, to provide a single voice for the Company through Mr. Mazurek. Having one person serve as both our chairman and chief executive officer and president demonstrates for our employees, stockholders, customers, business partners, lenders and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the board of directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. Although not required, a number of our board seats are held by independent directors. Each such director is highly qualified, with extensive experience in the industry, in finance and in other relevant fields. In Mr. Mazurek, the board has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director’s unique perspective and expertise, lead the board in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our stockholders as a whole.

7

The board has not appointed a lead independent director.  As described above, the board currently believes that Mr. Mazurek is able to facilitate open and productive discussion and decision-making, and elicit input, including dissent, from independent directors.  Furthermore, the board believes that its independent directors have a strong voice and ample opportunity to meet and discuss Company matters outside the presence of Mr. Mazurek and the other employee directors without needing a formal leader to instigate such discussions or facilitate communication with Mr. Mazurek and other members of management.

Role in Risk Oversight

The board of directors takes a practical role in overseeing management of the Company’s risks through its review of risks associated with our operations and strategic initiatives and through the board’s audit committee. Our audit committee is comprised solely of independent directors and has responsibility to review certain risks as defined in its governing charter. The audit committee reviews and discusses with management our major financial risks, including any risk assessment or risk management policies. The audit committee provides input regarding such risk on a quarterly basis in connection with its review and approval of our quarterly Form 10-Q and annual Form 10-K filings. The board of directors also reviews information concerning other risks, including cybersecurity, through updates from the audit committee members and from our employees at board meetings and via telephone calls scheduled on an as-needed basis.

Communications with the Board of Directors

We have no formal procedures to follow for stockholders to communicate with the board of directors. Any stockholder who wishes to communicate with our board of directors, any committee of our board of directors or any individual director, may do so by mailing or delivering a written communication to c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, Attention: Secretary. All appropriate communications received from stockholders at the designated address will be forwarded to the full board of directors, any committee thereof or individual director to whom the communication is addressed.

Director Nomination Policies

As discussed above, in light of our status as a controlled company, our board of directors has determined not to have a standing nominating and corporate governance committee consisting entirely of independent directors. Therefore, our full board of directors is directly responsible for selecting each director nominee.

The board of directors will consider all proposed nominees for the board of directors, including those put forward by stockholders. Stockholder nominations should be addressed to the board of directors in care of the Secretary, c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, in accordance with the provisions of the Company’s bylaws. The board of directors reviews the applicable skills and characteristics required of director nominees in the context of current board composition and Company circumstances. In making its selection of each director nominee, the board of directors evaluates all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the board of directors will first consider current board members because they meet the criteria listed above and possess an in-depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the board of directors also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

8

The board of directors aims to assemble a diverse group of board members and believes that no single criterion such as gender or minority status is determinative in obtaining diversity on the board. The board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the board or its audit committee.

Certain Related Transactions and Relationships

Generally, we do not enter into related party transactions unless the members of the board who do not have an interest in the potential transaction have reviewed the transaction and determined that (i) we would not be able to obtain better terms by engaging in a transaction with a non-related party and (ii) the transaction is in our best interest.  This policy applies generally to any transaction in which we are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the previous two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.  This policy is not currently in writing.  In addition, our audit committee, which was established on March 24, 2011, is required to pre-approve any related party transactions pursuant to its charter.

On June 28, 2019, we entered into a Stock Purchase Agreement, dated as of June 28, 2019 (the “Stock Purchase Agreement”), by and among the Company, Electrogroup Canada, Inc., a wholly owned subsidiary of the Company (“Electrogroup”), Jefferson Electric, Inc., a wholly owned subsidiary of the Company (“Jefferson”), JE Mexican Holdings, Inc., a wholly owned subsidiary of the Company (“JE Mexico,” and together with Electrogroup and Jefferson, the “Disposed Companies”), Nathan J. Mazurek, Pioneer Transformers L.P. (the “US Buyer”) and Pioneer Acquireco ULC (the “Canadian Buyer,” and together with the US Buyer, the “Buyer”), which was subsequently amended by Amendment No. 1 to the Stock Purchase Agreement, dated as of August 13, 2019 (the “Amendment”). Pursuant to the Stock Purchase Agreement, as amended by the Amendment, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer (collectively, the “Equity Transaction”).

On August 16, 2019, the Company completed the Equity Transaction pursuant to the terms and conditions of the Stock Purchase Agreement, as amended by the Amendment. As consideration for the Disposed Companies, Buyer paid the Company a base aggregate purchase price of $68.0 million, consisting of (i) $60.5 million of cash, (ii) the issuance by the Buyer of a subordinated promissory note to the Company in the aggregate principal amount of $5.0 million and (iii) the issuance by the Buyer of a subordinated promissory note to the Company in the aggregate principal amount of $2.5 million. The purchase price is subject to a customary working capital adjustment. Nathan J. Mazurek, who is considered a related person due to his position as chairman, chief executive officer and president of the Company and is a holder of approximately 53.8% of the outstanding shares of our common stock, is a party to the Stock Purchase Agreement with respect to the non-solicitation, confidentiality and non-competition provisions.

In connection with the Stock Purchase Agreement, for a period of three years commencing on the closing date, except on behalf of the Buyer, the Disposed Companies or any of their respective affiliates in the ordinary scope of their respective duties, Nathan J. Mazurek has agreed not to (i) directly or indirectly engage, solicit, induce, hire or attempt to engage, solicit, induce or hire, whether or not for consideration, any employee or independent contractor of the Disposed Companies, certain direct or indirect subsidiaries of the Company, or the Buyer, who is (or was within seven (7) months prior to the date of the Stock Purchase Agreement) employed by any of the Disposed Companies, such subsidiaries of the Company or the Buyer, subject to certain limitations, (ii) disclose or use confidential information related to the Disposed Companies or certain subsidiaries of the Company, subject to certain limitations and exceptions, or (iii) engage in the design, manufacture and distribution of electric transformers from 5kva – 30mva in size and 110v-72kv in voltage in certain geographic areas or have any ownership of any business within those geographic areas conducting such business or solicit business away from the Buyer, the Disposed Companies or certain subsidiaries of the Company, in each case subject to certain limitations and exceptions.

9

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the fiscal year ended December 31, 2019, and the independent auditor’s report on those financial statements, with management and with our independent auditor, BDO USA, LLP. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by the statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee determined that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that was filed with the SEC.

The Audit Committee:

Ian Ross (Chairman)

Yossi Cohn

Jonathan Tulkoff

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2020 by:

●	each person known by us to beneficially own more than 5.0% of our common stock;
●	each of our directors;
●	each of the named executive officers; and
●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address, unless otherwise specified in the notes below, is c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. As of September 30, 2020, we had 8,726,045 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
5% Owners
Estate of David J. Landes	4,560,000	(2)	52.3%
Provident Pioneer Partners, L.P.	4,560,000	(3)	52.3%
A. Lawrence Carroll Trust	946,000	(4)	10.8%
Kennedy Capital Management, Inc.	839,409	(5)	9.6%
Officers and Directors
Nathan J. Mazurek	4,813,400	(6)	53.8%
Thomas Klink	224,400	(7)	2.5%
Yossi Cohn	17,400	(8)	*
Ian Ross	17,400	(8)	*
Walter Michalec	11,000	(9)	*
David Tesler	21,150	(10)	*
Jonathan Tulkoff	27,400	(11)	*
All directors and executive officers as a group (7 persons)	5,132,150		57.4%

___________

*	represents ownership of less than 1%.
(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 30, 2020. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(2)	David J. Landes was our former director who died on September 13, 2019. Estate of David J. Landes is the minority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has beneficial ownership of the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P.
(3)	Includes 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over these shares.
(4)	Beneficial ownership is based on information contained in Form 3 filed on April 17, 2020. A. Lawrence Carroll is the trustee of the A. Lawrence Carroll Trust and, in such capacity, has voting and dispositive power over the securities held for the account of this stockholder. The beneficial owner’s address is 415 L’Ambiance Drive, #804, Longboat Key, FL 34228.
(5)	Beneficial ownership is based on information contained in Amendment No. 2 to Schedule 13G filed on February 14, 2020. The beneficial owner’s address is 10829 Olive Blvd St Louis, Missouri 63141.
(6)	Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. In addition, includes 31,000 shares of common stock and 212,400 shares subject to stock options which are exercisable within 60 days of September 30, 2020.
(7)	Includes 100,000 shares of common stock and 114,400 shares subject to stock options which are exercisable within 60 days of September 30, 2020.
(8)	Includes 7,400 shares subject to stock options which are exercisable within 60 days of September 30, 2020.
(9)	Includes 1,000 shares subject to stock options which are exercisable within 60 days of September 30, 2020.
(10)	Includes 3,750 shares of common stock and 7,400 shares subject to stock options which are exercisable within 60 days of September 30, 2020.
(11)	Includes 10,000 shares of common stock and 7,400 shares subject to stock options which are exercisable within 60 days of September 30, 2020.
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PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of six members. Each of the persons set forth below has been nominated for reelection as a director by the board of directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2021, to hold office until his or her successor has been duly elected and qualified. Stockholders will be unable to vote for more than six persons. The six director nominees who receive the most votes cast in the election of directors will be elected. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of the director nominees and each director:

Name	Age	Position with the Company
Nathan J. Mazurek	58	President, Chief Executive Officer and Chairman of the Board of Directors
Thomas Klink	58	Director
Yossi Cohn	42	Director
Ian Ross	76	Director
David Tesler	46	Director
Jonathan Tulkoff	58	Director

The following sets forth biographical information and the qualifications and skills for each director nominee:

Nathan J. Mazurek. Mr. Mazurek has served as our chief executive officer, president and chairman of the board of directors since December 2, 2009. From December 2, 2009 through August 12, 2010, Mr. Mazurek also served as our chief financial officer, secretary and treasurer. Mr. Mazurek has over 25 years of experience in the electrical equipment and components industry. Mr. Mazurek has served as the chief executive officer, president, vice president, sales and marketing and chairman of the board of directors of Pioneer Transformers Ltd. since 1995. Mr. Mazurek has served as the president of American Circuit Breaker Corp., a former manufacturer and distributor of circuit breakers, since 1988. From 1999 through 2017, Mr. Mazurek served as director of Empire Resources, Inc., a distributor of semi-finished aluminum and steel products. From 2002 through 2007, Mr. Mazurek served as president of Aerovox, Inc., a manufacturer of AC film capacitors. Mr. Mazurek received his BA from Yeshiva College in 1983 and his JD from Georgetown University Law Center in 1986. Mr. Mazurek brings to the board extensive experience with our company and in our industry. Since he is responsible for, and familiar with, our day-to-day operations and implementation of our strategy, his insights into our performance and into the electrical equipment and components industry are critical to board discussions and to our success.

Thomas Klink. Mr. Klink has served as a director since April 30, 2010. Mr. Klink served as our chief financial officer, secretary and treasurer from January 7, 2016 until April 15, 2020. Since 1996, he has served in various positions at Jefferson Electric, Inc., including as its chief executive officer, chief financial officer, vice president, treasurer, secretary and chairman of the board of directors. Previously, from 1994 to 1996, Mr. Klink served as a division controller at MagneTek, Inc., a company listed on NASDAQ, reporting to the corporate controller. Mr. Klink also previously served as a controller for U.S. Music Corporation, a manufacturer of musical instruments from 1990 through 1994. Mr. Klink received his BBA in Accounting from the University of Wisconsin – Milwaukee in 1984. Mr. Klink brings extensive industry and leadership experience to our board, including over 15 years of experience in the electrical equipment industry. Mr. Klink is also employed by Pioneer Transformers L.P. as their President and CFO.

Yossi Cohn. Mr. Cohn has served as a director since December 2, 2009. Mr. Cohn founded L3C Capital Partners, LLC, an investor in multi-family residential properties, in June 2009, and serves as a partner in the firm. Mr. Cohn served as a director of investor relations at IDT Corporation, a NYSE-listed telecommunications company, from September 2005 through May 2007. Prior to joining IDT Corporation, Mr. Cohn was a director of research at SAGEN Asset Management, an asset manager of funds of hedge funds, from January 2005 through May 2005. Mr. Cohn began his career as an analyst in the funds-of-funds investment group of Millburn Ridgefield Corporation, where he worked from 2001 through January 2005. Our board believes Mr. Cohn’s background at these and other companies, particularly in areas of capital markets, financial, strategic and investment management experience, makes him an effective member of our board.

Ian Ross. Mr. Ross has served as a director since March 24, 2011. In 2000, Mr. Ross co-founded and has since served as president of Omniverter Inc., a company specializing in electrical power quality solutions for industrial producers and electrical utilities in the U.S. and Canada. He has also served as the president of KIR Resources Inc. and KIR Technologies Inc. since 1999, companies engaged in management consulting and import/export activities in the electrical equipment industry, respectively. Mr. Ross previously held positions in Canada as vice president technology with Schneider Canada, a specialist in energy management, and vice president of the distribution products business at Federal Pioneer Ltd., now part of Schneider Canada. Previously, Mr. Ross held a number of successive board level positions in UK engineering companies, culminating in five years as managing director, Federal Electric, Ltd., before moving to Canada in 1986 at the request of Federal Pioneer Ltd. He received an MA in mechanical sciences (electrical and mechanical engineering) from Cambridge University and subsequently qualified as an accountant ACMA. Our board believes that Mr. Ross’ relationships and broad experience in the electrical transmission and distribution equipment industry will assist us in continuing to grow our business and realizing our strategic goals.

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David Tesler. Mr. Tesler has served as a director since December 2, 2009. Mr. Tesler is President of LeaseProbe, LLC, a provider of lease abstracting services, since he founded the company in 2004. In 2008, LeaseProbe, LLC acquired Real Diligence, LLC, a provider of financial due diligence services. The combined company does business as Real Diligence and operates as an integrated outsourced provider of legal and commercial due diligence services for the commercial real estate industry. Prior to 2004, Mr. Tesler practiced law at Skadden Arps Slate Meager & Flom LLP and at Jenkens & Gilchrist, Parker Chapin LLP. Mr. Tesler received his BA from Yeshiva College, an MA in medieval history from Bernard Revel Graduate School and a JD from Benjamin A. Cardozo School of Law. Mr. Tesler brings extensive legal, strategic and executive leadership experience to our board.

Jonathan Tulkoff. Mr. Tulkoff has served as director since December 2, 2009. Mr. Tulkoff began his career as a currency trader at Marc Rich & Co, he then joined Forest City enterprises, a publicly traded real estate development company, and was a VP in the acquisition and development division. In 2016, Mr. Tulkoff founded Commodity Asset Management, an industrial materials investment fund. For the last twenty years, Mr. Tulkoff has been involved in trading, marketing and financing of physical commodities, with distinct expertise in ferrous metals. Mr. Tulkoff is Series 3 licensed. Our board believes Mr. Tulkoff’s extensive strategic, international and executive leadership experience, particularly in commodity markets for metal products which represent one of the largest components of our company’s cost of manufacture, make him an effective member of our board. The board of directors regards all of the individuals above as competent professionals with many years of experience in the business community. The board of directors believes that the overall experience and knowledge of the members of the board of directors will contribute to the overall success of our business.

The board of directors regards all of the individuals above as competent professionals with many years of experience in the business community. The board of directors believes that the overall experience and knowledge of the members of the board of directors will contribute to the overall success of our business.

Messrs. Mazurek and Klink are parties to certain agreements related to their service as executive officers and directors described in the “Agreements with Executive Officers” section of this Proxy Statement. In addition, Mr. Mazurek is a party to the Stock Purchase Agreement described in the “Certain Related Transactions and Relationships” section of this Proxy Statement.

Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of the director nominees. Each of the six director nominees is presently a director of the Company.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Vote Required

The six director nominees who receive the most votes cast in the election of directors will be elected.

The board of directors recommends a vote FOR the director nominees.

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EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of October 5, 2020:

Name	Age	Position with the Company
Nathan J. Mazurek	58	President, Chief Executive Officer and Chairman of the Board of Directors
Walter Michalec	32	Interim Chief Financial Officer, Treasurer and Secretary

Please see the biography of Mr. Mazurek on page 12 of this Proxy Statement.

Walter Michalec. Mr. Michalec, 32, was appointed by our board of directors to act as the interim Chief Financial Officer of the Company, effective as of April 15, 2020, replacing Mr. Klink after his resignation as Chief Financial Officer. Mr. Michalec also serves as the Company’s principal accounting officer, principal financial officer, treasurer and secretary. Mr. Michalec has served various positions at the Company, most recently as its corporate controller from August 2019 to April 2020. Before becoming the corporate controller, Mr. Michalec served as the Company’s operations controller from March 2016 to August 2019, reporting to the Chief Financial Officer, and as the Company’s senior accountant from May 2012 to February 2016, reporting to the Company’s corporate controller. Prior to working for the Company, Mr. Michalec served as a public accountant for Mendonca & Partners Certified Public Accountants, LLC in Union, NJ. Mr. Michalec received his Bachelor of Science in Accounting and a Minor in Criminal Justice from Kean University in 2011.

Compensation Philosophy and Process

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our senior management, subject to the review and approval of our board of directors. Our board of directors has not retained the services of any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our size and available resources. In 2018, we designed our executive compensation program to achieve the following objectives:

●	attract and retain executives experienced in developing and delivering products such as our own;
●	motivate and reward executives whose experience and skills are critical to our success;
●	reward performance; and
●	align the interests of our executive officers and other key employees with those of our stockholders by motivating our executive officers and other key employees to increase stockholder value.

As a “controlled company” under the corporate governance rules of the Nasdaq stock market, we are not required to have a compensation committee, nor have we engaged any compensation consultants to determine or recommend the amount and form of executive and director compensation during and for 2019. At this time, our board of directors has determined that the financial and administrative burden of engaging compensation consultants is not justified in light of our Company’s size, its resources and our relatively small number of executive officers and directors. Rather, the recommended level, components and rationale for our compensation program are developed and presented each year by our principal executive officers to the board of directors for its consideration and approval. Our board of directors has specific authority to limit cash bonus awards to our named executive officers, as provided for in their employment agreements, which authority may not be delegated to other persons at this time.

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2019 and 2018 Summary Compensation Table

The following table summarizes, for each of the last two fiscal years ended December 31, 2019 and 2018, the compensation paid to (i) Nathan J. Mazurek, our chief executive officer, president and chairman of the board of directors, and (ii) Thomas Klink, who served as our chief financial officer, secretary and treasurer from January 7, 2016 to April 15, 2020 and, prior to that, served as the president of Jefferson Electric, Inc. and a director, whom we refer to collectively herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(4) ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Nathan J. Mazurek	2019	490,000	900,000	0	27,000(2)	1,417,000
President, Chief Executive Officer, Chairman of the Board of Directors	2018	465,000		1,814	15,000(2)	481,814
Thomas Klink	2019	282,292	500,000	0	31,000(3)	813,292
Chief Financial Officer, Secretary, Treasurer, and Director	2018	356,667		1,814	20,000(3)	378,480

___________

(1)	Amounts represent the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, with the exception that the amounts shown assume no forfeitures. The assumptions used to calculate the value of share based awards are set forth in “Item 8. Financial Statements and Supplementary Data – Note 15. Stock-Based Compensation” contained in this Proxy Statement. These amounts do not represent the actual value that may be realized by our named executive officers, as that is dependent on the long-term appreciation in our common stock.
(2)	Comprised of board of directors meeting fees.
(3)	Comprised of board of directors and audit committee meeting fees.
(4)	The dollar value of bonus (cash) earned by the named executive officers during the year ended December 31, 2019.

Agreements with Executive Officers

Nathan J. Mazurek

We entered into an employment agreement with Mr. Mazurek, dated as of December 2, 2009, pursuant to which Mr. Mazurek was to serve as our chief executive officer for a term of three years. Pursuant to this employment agreement, Mr. Mazurek was entitled to receive an annual base salary of $250,000 from December 2, 2009 through December 2, 2010, which was increased to $275,000 on December 2, 2010 and to $300,000 on December 2, 2011. Mr. Mazurek was entitled to receive an annual cash bonus at the discretion of our board of directors, or a committee thereof, of up to 50% of his annual base salary, which percentage was permitted to be increased in the discretion of the board.

This agreement prohibited Mr. Mazurek from competing with us for a period of four years following the date of termination, unless he was terminated without cause or due to disability or he voluntarily resigned following a breach by us of this agreement, in which case he was prohibited from competing with us for a period of only two years.

We entered into a new employment agreement with Mr. Mazurek, dated as of March 30, 2012, pursuant to which Mr. Mazurek will serve as our chief executive officer for a three year term ending on March 31, 2015. Pursuant to this new employment agreement, Mr. Mazurek was entitled to receive an annual base salary of $350,000 during the remainder of the 2012 calendar year, which increased to $365,000 during the 2013 calendar year and then to $380,000 for the remainder of his employment term. The other material terms of the new employment agreement are substantially similar to those under his previous agreement, except that Mr. Mazurek has agreed not to compete with us for a period of one year following the termination of his employment for any reason.

On November 11, 2014, we entered into a first amendment to our employment agreement with Mr. Mazurek, pursuant to which the term of the employment agreement was extended by a period of three years ending on March 31, 2018. In addition, pursuant to this employment agreement, as amended, Mr. Mazurek became entitled to receive an annual base salary of $410,000 beginning on the amendment effective date and ending on December 31, 2015, which increased to $425,000 during the 2016 calendar year.

On June 30, 2016, we entered into a second amendment to our employment agreement with Mr. Mazurek, pursuant to which the term of the employment agreement was extended by a period of five years ending on March 31, 2021. In addition, pursuant to this employment agreement, as amended, Mr. Mazurek became entitled to receive an annual base salary of $425,000 for the period beginning on January 1, 2016 and ending on December 31, 2016, $440,000, for the period beginning on January 1, 2017 and ending on December 31, 2017, $465,000, for the period beginning on January 1, 2018 and ending on December 31, 2018, $490,000, for the period beginning on January 1, 2019 and ending on December 31, 2019, and $515,000 per annum, for the period beginning on January 1, 2020 and ending on March 31, 2021.

15

On March 30, 2020, the Company and Nathan J. Mazurek, the Company’s Chief Executive Officer, entered into a third amendment (the “Mazurek Amendment”) to that certain Employment Agreement, dated as of March 30, 2012, as first amended on November 11, 2014 and amended a second time on June 30, 2016 (as amended, the “Mazurek Agreement”), in order to (i) extend the termination date of the Mazurek Agreement from December 31, 2020, to March 31, 2023, and (ii) set Mr. Mazurek’s annual base salary at $415,000 for the period beginning on April 1, 2020 and ending on March 31, 2021; $435,500, for the period beginning on April 1, 2021 and ending on March 31, 2022; and $457,500, for the period beginning on April 1, 2022 and ending on March 31, 2023.

If Mr. Mazurek is terminated without cause, he is entitled to receive (i) any unpaid base salary accrued through the date of his termination, (ii) any unreimbursed expenses properly incurred prior to the date of his termination, and (iii) severance pay equal to the base salary that would have been payable to Mr. Mazurek for the remainder of the term of his executive employment agreement, which expires on March 31, 2023, less applicable withholdings and taxes. As a precondition to receiving severance pay, Mr. Mazurek is required to execute and deliver within sixty (60) days following his termination a general release of claims against the us and our subsidiaries and affiliates that may have arisen on or before the date of the release.

For purposes of Mr. Mazurek’s executive employment agreement, “cause” generally means termination because of: (i) an act or acts of willful or material misrepresentation, fraud or willful dishonesty by Mr. Mazurek; (ii) any willful misconduct by Mr. Mazurek with regard to the Company; (iii) any violation by Mr. Mazurek of any fiduciary duties owed by him to the Company; (iv) Mr. Mazurek’s conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction) or (v) any other material breach by Mr. Mazurek of the executive employment agreement that is not cured by him within twenty (20) days after his receipt of a written notice from the Company of such breach specifying the details thereof.

As stated earlier, on June 28, 2019, we entered into the Stock Purchase Agreement by and among the Company, Electrogroup, Jefferson, JE Mexico, Nathan J. Mazurek, and the Buyer, which was subsequently amended as of August 13, 2019. Pursuant to the Stock Purchase Agreement, as amended by the Amendment, the Equity Transaction was completed on August 16, 2019. Pursuant to the Stock Purchase Agreement, Mr. Mazurek agreed to a non-solicitation provision that generally prohibits him, for a three-year period, from, among other things, soliciting or attempting to hire employees of the Disposed Companies or the Buyer or engaging in the business operated by the Disposed Companies within certain geographic areas, subject to certain limitations and exceptions. See the “Certain Related Transactions and Relationships” section of this Proxy Statement.

Thomas Klink

On April 30, 2010, in connection with our acquisition of Jefferson Electric, Inc., Jefferson Electric, Inc. entered into an employment agreement with Thomas Klink pursuant to which Mr. Klink is serving as Jefferson Electric, Inc.’s president, subject to the authority of our chief executive officer, Mr. Mazurek, for an original term of three years. Mr. Klink was initially entitled to receive an annual base salary of $312,000. Mr. Klink’s employment may be terminated upon his death or disability, upon the occurrence of certain events that constitute “cause,” and without cause. If terminated without cause, Mr. Klink will be entitled to receive as severance an amount equal to his base salary for the remainder of the employment period under the agreement, conditioned upon his execution of a release in form reasonably acceptable to counsel of Jefferson Electric, Inc. On April 30, 2013, Jefferson Electric, Inc. and Mr. Klink entered into an amendment to this employment agreement, pursuant to which the term was extended to April 30, 2016, unless terminated earlier in accordance with its terms, and Mr. Klink’s annual base salary was reduced to $250,000.

On January 7, 2016, Mr. Klink was appointed as our chief financial officer, secretary and treasurer.

On June 30, 2016, we entered into a second amendment to our employment agreement with Mr. Klink, pursuant to which the term was extended to April 30, 2019. In addition, Mr. Klink became entitled to an annual base salary of $315,000 for the period beginning on May 1, 2016 and ending on April 30, 2017, $340,000 for the period beginning on May 1, 2017 and ending on April 30, 2018, and $365,000 for the period beginning on May 1, 2018 and ending on April 30, 2019.

On February 15, 2019, we entered into a third amendment to our employment agreement with Mr. Klink, pursuant to which the term was extended to April 30, 2020, and Mr. Klink’s annual based salary was adjusted to $390,000 for the period beginning on May 1, 2019 and ending on April 30, 2020.

Effective with the Equity Transaction, Mr. Klink’s compensation was reduced to $125,000 annually.

On March 26, 2020, Thomas Klink notified our board of directors of his resignation as Chief Financial Officer of the Company, effective as of April 15, 2020.

16

Outstanding Equity Awards at Fiscal Year End

The following table provides information on stock options previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2019. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each named officer.

	Option Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Nathan J. Mazurek	3/23/2010	400	(2)	—	$16.25	3/23/2020
	3/24/2011	400	(2)	—	12.00	3/24/2021
	3/23/2012	1,000	(2)	—	4.11	3/23/2022
	3/20/2013	25,000	(3)	—	5.60	3/20/2023
	3/20/2013	1,000	(2)	—	5.60	3/20/2023
	3/06/2014	50,000	(3)	—	10.21	3/06/2024
	3/06/2014	1,000	(2)	—	10.21	3/06/2024
	3/30/2015	1,000	(2)	—	8.98	3/30/2025
	3/10/2016	1,000	(2)	—	3.68	3/10/2026
	3/30/2017	1,000	(2)	—	7.30	3/30/2027
	3/30/2017	130,000	(4)	—	7.30	3/30/2027
	4/03/2018	1,000	(2)	—	5.60	4/03/2028
Thomas Klink	3/24/2011	1,000	(1)	—	$12.00	3/24/2021
	3/24/2011	400	(2)	—	12.00	3/24/2021
	3/23/2012	3,000	(1)	—	4.11	3/23/2022
	3/23/2012	1,000	(2)	—	4.11	3/23/2022
	3/20/2013	3,000	(1)	—	5.60	3/20/2023
	3/20/2013	1,000	(2)	—	5.60	3/20/2023
	3/06/2014	1,000	(2)	—	10.21	3/06/2024
	3/30/2015	1,000	(2)	—	8.98	3/30/2025
	3/10/2016	1,000	(2)	—	3.68	3/10/2026
	3/30/2017	1,000	(2)	—	7.30	3/30/2027
	3/30/2017	100,000	(4)	—	7.30	3/30/2027
	4/03/2018	1,000	(2)	—	5.60	4/03/2028

___________

(1)	Incentive stock options granted for service as an executive officer. Vests in equal annual installments upon each of the first three anniversaries of the grant date.
(2)	Non-qualified stock options granted for service as a director. Vests on the first anniversary of the grant date.
(3)	Non-qualified stock options granted for service as an executive officer. Vests in equal annual installments upon each of the first three anniversaries of the grant date.
(4)	Non-qualified stock options granted for service as an executive officer. Vests on the first anniversary of the grant date.

Change of Control Agreements

We do not currently have plans providing for the payment of retirement benefits to our officers or directors, other than as described under “Agreements with Executive Officers” above.

We do not currently have any change-of-control or severance agreements with any of our executive officers or directors, other than as described under “Agreements with Executive Officers” above. In the event of the termination of employment of the named executive officers, any and all unexercised stock options shall expire and no longer be exercisable after a specified time following the date of the termination, other than as described under “Agreements with Executive Officers” above.

2009 Equity Incentive Plan

On December 2, 2009, our board of directors and stockholders adopted the 2009 Equity Incentive Plan, pursuant to which 320,000 shares of our common stock were reserved for issuance as awards to employees, directors, consultants and other service providers. The purpose of the 2009 Equity Incentive Plan was to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services were considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2009 Equity Incentive Plan, we were authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock, stock appreciation rights, performance unit awards and stock bonus awards. The 2009 Equity Incentive Plan is currently administered by our board of directors but may be subsequently administered by a compensation committee designated by our board of directors. The 2011 Long-Term Incentive Plan that we adopted in May 2011 replaced and superseded the 2009 Equity Incentive Plan in its entirety but any awards granted prior to May 21, 2011 that are still outstanding are subject to the 2009 Equity Incentive Plan.

17

2011 Long-Term Incentive Plan

On May 11, 2011, our board of directors adopted the 2011 Long-Term Incentive Plan, subject to stockholder approval, which was obtained on May 31, 2011. The 2011 Long-Term Incentive Plan replaces and supersedes the 2009 Equity Incentive Plan. Our outside directors and our employees, including the principal executive officer, principal financial officer and other named executive officers, and certain contractors are all eligible to participate in the 2011 Long-Term Incentive Plan. The 2011 Long-Term Incentive Plan allows for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and upon such terms as are determined by the board or a committee of the board that is designated to administer the 2011 Long-Term Incentive Plan. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2011 Long-Term Incentive Plan is 700,000 shares, of which 233,267 were available for future issuances as of September 30, 2020. The 2011 Long-Term Incentive Plan is currently administered by our board of directors but may be subsequently administered by a compensation committee designated by our board of directors.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2019 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	379,800	$ 7.54	—
Equity compensation plans not approved by security holders	—	—	—
Total	379,800	$ 7.54	—

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DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2019 for each non-employee member of our board of directors:

Name	Fees Earned or Paid in Cash ($)		Total ($)
Yossi Cohn(4)	31,000	(1)	31,000
David J. Landes(3)	15,000	(2)	15,000
Ian Ross(5)	31,000	(1)	31,000
David Tesler(6)	24,000	(2)	24,000
Jonathan Tulkoff(7)	31,000	(1)	31,000

___________

(1)	Comprised of board of directors and audit committee meeting fees.
(2)	Comprised of board of directors meeting fees.
(3)	Mr. Landes died on September 13, 2019. As of December 31, 2019, the Estate of David J. Landes had outstanding options representing the right to purchase 7,800 shares of our common stock.
(4)	As of December 31, 2019, Mr. Cohn had outstanding options representing the right to purchase 7,800 shares of our common stock.
(5)	As of December 31, 2019, Mr. Ross had outstanding options representing the right to purchase 7,400 shares of our common stock.
(6)	As of December 31, 2019, Mr. Tesler had outstanding options representing the right to purchase 7,800 shares of our common stock and outstanding stock awards of 3,750 shares of our common stock.
(7)	As of December 31, 2019, Mr. Tulkoff had outstanding options representing the right to purchase 7,800 shares of our common stock and outstanding stock awards of 10,000 shares of our common stock.

All of our directors, including our employee directors, are paid cash compensation in connection with their attendance at the meetings of the board of directors. Our directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at such meetings. For the year ended December 31, 2019, our directors were paid cash compensation of $3,000 per meeting for attendance. In addition, the members of our audit committee and our chief financial officer received a fee of $1,000 per meeting for attendance at a meeting of our audit committee for the year ended December 31, 2019.

19

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to stockholder ratification. BDO USA, LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. The audit committee of our board has reviewed the independence of BDO USA, LLP as auditor and its performance over the fiscal years ended December 31, 2019 and 2018. The audit committee of our board of directors has concluded that BDO USA, LLP is independent and that it is in the best interests of the Company and its shareholders to retain BDO as independent auditor for 2020.

Representatives of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by BDO USA, LLP during the fiscal years ended December 31, 2019 and 2018 (in thousands):

	Year Ended December 31,
	2019	2018
Audit fees(1)	$600	$490
Audit-related fees(2)	36	12
Tax fees(3)	—	5
Total fees	$636	$507

___________

(1)	Audit fees consisted primarily of fees for the annual audit of our consolidated financial statements, the interim reviews of the quarterly consolidated financial statements, review of a registration statement and normal, recurring accounting consultations.
(2)	Audit-related fees consisted of fees related to an agreed upon procedures project related to the Equity Transaction during the year ended December 31, 2019 and the audit of an employee benefit plan during the year ended December 31, 2018.
(3)	Tax fees consisted primarily of fees related for tax compliance.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

Our audit committee pre-approves all auditing and permitted non-audit services to be performed for us by our independent auditor against estimates submitted by the auditor, except for de minimis non-audit services that are approved by the audit committee prior to the completion of the audit. The audit committee has pre-established limits that require audit committee approval in advance of any additional funds that may be required in excess of the auditor’s estimate. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. The audit committee pre-approved all of the fees set forth in the table above.

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the appointment of BDO USA, LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2020. In the event that the stockholders fail to ratify the selection, the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the board of directors determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Abstentions will have the same effect as a vote against the approval of this proposal.

The board of directors recommends a vote FOR the ratification of the appointment of BDO USA, LLP.
20

PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. The Dodd-Frank Act enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act (which was put in place by the Dodd-Frank Act) and gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this vote is an advisory vote, this proposal is not binding upon the Company, our board of directors or upon a designated compensation committee of the board; however, the board of directors values the opinions expressed by stockholders in their vote on this proposal and will review the voting results. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the board of directors will evaluate whether any actions are necessary to address these concerns.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officer and the policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative discussion in this Proxy Statement, is hereby APPROVED.”

As required by the Dodd-Frank Act, this vote does not overrule any decisions by our board of directors and will not create or imply any change to or any additional fiduciary duties of the board of directors.

As further described in Proposal 4, the board of directors is asking the Company’s stockholders to vote at the Annual Meeting on a proposal regarding the frequency of the vote on future say-on-pay proposals as required by Section 14A. Subject to adoption by the board of directors of a different frequency for an advisory vote on executive compensation in accordance with the recommendation of the Company’s stockholders pursuant to Proposal 4 or otherwise, we currently expect to hold future advisory votes on executive compensation every three years, and the next “say-on-pay” vote is expected to occur at the annual meeting of our stockholders in 2023.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares present cast for or against the proposal is required for approval of, on an advisory basis, the executive compensation. This is a non-binding advisory vote. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may not vote your shares at its discretion. Abstentions will have the same effect as a vote against the approval of this proposal, and broker non-votes will have no effect on the proposal.

The board of directors recommends that you vote “FOR” the advisory vote on executive compensation disclosed in this
Proxy Statement, including the compensation tables and the related narrative disclosure.

21

PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION TO BE PAID TO OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The board of directors believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. In determining to recommend that stockholders vote for a frequency of once every three years, the board of directors considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the board of directors. Please refer to “Corporate Governance and Board of Directors Matters” in this Proxy Statement for information about communicating with the board of directors.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the board of directors will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors.

Required Vote and Board of Directors Recommendation

For the advisory vote on how frequently our stockholders should vote on the compensation of our named executive officers, the number of years (1, 2 or 3) that receives the highest number of votes will be deemed to be preferred by our stockholders. This is a non-binding advisory vote. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may not vote your shares at its discretion. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote on this proposal.

The board of directors recommends that you vote “FOR” the option of “every three years” for future advisory votes on executive compensation.

22

OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.  The proposal must be received no later than June 4, 2021, after which date such stockholder proposal will be considered untimely.  With respect to other shareholder proposals, management will be able to vote proxies in its discretion without advising shareholders in the 2021 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by us at our principal executive offices before September 1, 2021.

A copy of Pioneer Power Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.

23

PIONEER POWER SOLUTIONS, INC. Walter Michalec 400 KELBY STREET, 12TH FLOOR FORT LEE, NJ 07024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 11, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 11, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors

Nominees

01)	Nathan J. Mazurek 02) Thomas Klink 03) Yossi Cohn 04) Ian Ross 05) David Tesler
06)	Jonathan Tulkoff

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.							☐	☐	☐

3.	Approval, on an advisory basis, of the compensation paid to our named executive officers.							☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:							1 year	2 years	3 years	Abstain

4.	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers.						☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000474532_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 2019 Annual Report and a form of proxy to Stockholders are available at www.proxyvote.com

PIONEER POWER SOLUTIONS, INC. Annual Meeting of Stockholders November 12, 2020 12:15 PM Eastern Time This proxy is solicited by the Board of Directors

The stockholder hereby appoints Nathan J. Mazurek and Walter Michalec, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PIONEER POWER SOLUTIONS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 12:15 PM ET on November 12, 2020, at the office of Pioneer Power Solutions, Inc., located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000474532_2 R1.0.1.18